UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2011

FS Energy and Power Fund

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	814-00841 (Commission File Number)	27-6822130 (I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania (Address of principal executive offices)	19104 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On November 10, 2011, the board of trustees (the “Board”) of FS Energy and Power Fund (the “Company”) declared two regular semi-monthly cash distributions of $0.02605 per share each.  Both distributions will be paid on November 30, 2011, the first to shareholders of record on November 15, 2011 and the second to shareholders of record on November 29, 2011.

A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

On November 10, 2011, the Company amended and restated its distribution reinvestment plan (the “Original DRP” and as amended and restated, the “Amended DRP”).  The Amended DRP will be effective as of, and will first apply to the reinvestment of cash distributions paid on or after, January 1, 2012.

Under the Original DRP, cash distributions to participating shareholders are reinvested in additional common shares of the Company (“Shares”) at a purchase price equal to 95% of the price at which Shares are sold in the Company’s public offering at the semi-monthly closing immediately following a distribution payment date (each, a “DRP Purchase Date”).

Under the Amended DRP, cash distributions to participating shareholders will be reinvested in additional Shares at a purchase price equal to 90% of the price at which Shares are sold in the Company’s public offering on a DRP Purchase Date.  No other material terms of the Original DRP have been amended in connection with the Amended DRP.

The foregoing summary of the Amended DRP is qualified in its entirety by the full text of the Amended DRP, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

EXHIBIT NUMBER	DESCRIPTION
4.1	Amended and Restated Distribution Reinvestment Plan of the Company.
99.1	Press release dated November 14, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Energy and Power Fund

Date:	November 14, 2011	By:	/s/ Michael C. Forman
Michael C. Forman
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
4.1	Amended and Restated Distribution Reinvestment Plan of the Company.
99.1	Press release dated November 14, 2011.